Exhibit 10.21

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”) dated as of February 15, 2008 by and among HSW International, Inc., a Delaware corporation (the “Company”), and the Persons listed on Schedule I (collectively, the “Purchasers”).

WHEREAS, each Purchaser desires to purchase from Company, and Company desires to sell to each Purchaser, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS

Capitalized terms used in this Agreement shall have the meanings set forth in this Article.

“Affiliate” as applied to any specified Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person.  For purposes of the foregoing, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” shall have meanings correlative to the foregoing.

“Agreement” shall have the meaning given to such term in the Recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

“Closing” has the meaning ascribed thereto in Section 2.2.

“Closing Date” has the meaning ascribed thereto in Section 2.2.

“Common Stock” has the meaning given to such term in the Recitals.

“Company” has the meaning given to such term in the Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Purchaser” has the meaning given to it in the Recitals and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

“Shares” has the meaning ascribed thereto in Section 2.1.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

ARTICLE II
PURCHASE AND SALE OF SHARES; CLOSING

2.1           Sale of Common Stock.  Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, at Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, that number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule I hereto (the “Shares”).  The per share purchase price for each Share shall be equal to $3.68.

2.2           Closing.  The closing (the “Closing”) hereunder with respect to the issuance and sale of the Shares and the consummation of the transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V and VI, take place on or before that date which is 45 days after the date hereof (the date on which the Closing occurs shall be referred to herein as the “Closing Date”) at the offices of Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, or at such other time and place as agreed to by the Company and the Purchasers.

2.3           Closing Deliveries by Company.  At the Closing, the Company shall deliver or cause to be delivered to each Purchaser certificate(s) for the Shares purchased by such Purchaser.

2.4           Closing Deliveries by each Purchaser.  At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the purchase price with respect to the Shares purchased by such Purchaser by wire transfer in immediately available funds to the bank account designated in writing by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

3.1           Organization and Standing.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement.

3.2           Capitalization.  On the date hereof and prior to giving effect to the transactions contemplated under this Agreement, the authorized capital stock of the Company consists of

(i) 200,000,000 shares of common stock, par value $0.001 per share, 53,574,919 shares of which are outstanding and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding

3.3           Authority.  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement has been authorized by all necessary corporate action on the part of the Company and no other corporate proceedings or approvals are required on the part of the Company to authorize this Agreement or to consummate the contemplated transactions.  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4           Authorization of Common Stock.  The issuance and sale of the Shares to the Purchasers has been duly authorized and the shares of Common Stock, when issued to the Purchaser for the consideration set forth herein, will be fully paid and non-assessable, and free of restrictions on transfer other than under this Agreement and applicable state and federal securities laws.

3.5           Investment Company.  The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser represents and warrants to the Company as follows:

4.1           Organization and Standing.  Such Purchaser is a corporation, limited partnership or other legally recognizable entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

4.2           Authorization; Consents.

(a)           Such Purchaser has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement and (ii) to consummate the transactions contemplated hereby.  This Agreement, assuming the due authorization, execution and delivery thereof by the Company, is a legally valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           The execution and delivery by such Purchaser of this Agreement does not, and the performance of its obligations under this Agreement and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any Person under any applicable laws.

4.3           Litigation.  As of the date hereof, no action by or against such Purchaser is pending or, to the best knowledge of such Purchaser, threatened, which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or thereby.

4.4           Purchase for Own Account.  Such Purchaser is purchasing the Shares to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Shares to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, subject to its right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

4.5           Qualified Institutional Buyer; Accredited Investor.  Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in securities; it has previously invested in securities similar to the Shares and it acknowledges that the Shares have not been registered under the Securities Act and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Shares and is presently able to afford the complete loss of such investment; and it is a “Qualified Institutional Buyer” as defined in Rule 144A promulgated under the Securities Act or an “accredited investor” as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act as indicated by such Purchaser on the signature page attached hereto.

4.6           Independent Investigation.  Such Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company’s business, which investigation, review and analysis was done by such Purchaser and its Affiliates and representatives.  Such Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company’s business for such purpose.  In entering into this Agreement, such Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and the representations and warranties of the Company set forth in Article III hereof and not on any other factual representations or opinions of the Company or its representatives.

4.7           Reliance on Purchaser Representations.  Such Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.  Under such laws and rules and regulations, the Shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect and as will be in effect after February 15, 2008, and understands the resale limitations.

4.8           Certain Trading Activities.  Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitation, any short sales involving the Company’s securities) since such Purchaser has entered into discussions with the Company about the purchase of shares hereunder.  Neither such Purchaser (including its Affiliates), nor any Person acting on behalf of or pursuant to any understanding with such Purchaser, holds a short position, directly or indirectly, in any shares of the Company’s Common Stock.

4.9           Non-Disclosure.  Such Purchaser has not directly or indirectly disclosed this Agreement and the contemplated transactions or any information furnished by the Company or its representatives in connection with the contemplated transactions to any other Person other than to its Affiliates, financial advisors, attorneys, accountants and representatives (a) who agreed to use such information solely for the purpose of evaluating the transaction, (b) who were informed by the Purchaser of the confidential nature of the information and (c) who agreed to not to disclose any of the information to any other party.

4.10         No Brokers.  Such Purchaser has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Shares and the transactions contemplated by this Agreement, and such Purchaser is under no obligation to pay any broker’s or finder’s fee or commission or similar payment in connection with such transactions.

ARTICLE V
PURCHASERS’ CONDITIONS TO CLOSING

The obligation of each Purchaser to purchase and pay for the Shares to be purchased by such Purchaser hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser).  The Company shall use its commercially reasonable best efforts to ensure that all conditions to the Closing set forth in this Article V are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by the Company at the Closing.

5.1           No Material Proceedings.  No legal proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions hereby would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

5.2           Compliance with Agreements.  The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein except to the extent that such failure resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity.

5.3           Representations and Warranties.  All of the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of the Company that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, except to the extent that such breach of the representations and warranties resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

The obligations of the Company to sell and issue the Shares to be delivered to each Purchaser at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before Closing Date as set forth below.  Each Purchaser shall use its commercially reasonable best efforts to ensure that all conditions to the Closing set forth in this Article VI are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by such Purchaser at the Closing.

6.1           Compliance with Agreements.  Each Purchaser shall have performed and complied with all agreements, covenants and conditions contained herein, except to the extent that such failure resulted from actions or inactions directly or indirectly by the Company (or any of its Affiliates).

6.2           Representations and Warranties.  All of the representations and warranties of such Purchaser contained herein to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of such Purchaser that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, except to the extent that such breach of the representations and warranties resulted from actions or inactions, directly or indirectly, by the Company (or any of its Affiliates).

6.3           No Material Proceedings.  No legal proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions hereby would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

6.4           Board Approval.  The Company’s Board of Directors shall have approved the sale and issuance of the Shares.

ARTICLE VII
TRANSFER OF SECURITIES

7.1           Restriction on Transfer.  The Shares shall not be transferable except in compliance with state and federal securities laws.

7.2           Restrictive Legends.  Each certificate evidencing the Shares shall bear the following legends, until such time as they are not required by applicable law.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES

COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ARTICLE VIII
REGISTRATION RIGHTS

8.1           Definitions for Article VIII.  As used in this Article VIII, the following capitalized terms shall have the meanings set forth in this Section 8.1.

“Register”, “Registered” and “Registration” shall refer to a registration effected by preparing and filing a registration statement or similar document with the Commission in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

“Registrable Securities” shall mean the Shares acquired by each Purchaser pursuant to this Agreement, together with any shares acquired hereafter by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation of the Company.  For purposes of this Agreement, (i) Registrable Securities shall cease to be Registrable Securities when a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, and (ii) Registrable Securities shall cease to be Registrable Securities, if in the opinion of the Company, such Registrable Securities may be distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

8.2           Requested Registration.

(a)           Request for Registration.  After the receipt of a written request from any Purchaser (such Purchaser, the “Demanding Purchaser”) at any time after 180 days following the Closing requesting that the Company effect any Registration under the Securities Act covering all or part of the Registrable Securities held by such Purchaser, the Company shall, (i) as expeditiously as is possible, but in any event no later than thirty (30) days after receipt of a written request from a Demanding Purchaser, file a registration statement with the Commission for such Registration relating to all shares of Registrable Securities which the Company has been so requested to register by such Purchaser for sale, and (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective by the Commission within forty-five (45) days after filing with the Commission; provided that the Company shall not be obligated to effect, or take any action to effect, any such Registration pursuant to this Section 8.2:

(1)           At any time that such Purchaser is able to sell all of its Registrable Securities pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act;

(2)           After the Company has effected two (2) such Registrations requested by each Purchaser pursuant to this Section 8.2 and the registration statements for such Registrations have been declared or ordered effective;

(3)           If the Registrable Securities requested by such Purchaser to be Registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $5,000,000; or

(4)           During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a Registration of securities in a Rule 145 transaction or, with respect to an employee benefit plan), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; provided, further, however, that the Company may only delay an offering pursuant to this Section 8.2(a)(4) for a period of not more than ninety (90) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12) month period.

(b)           Other Stockholders. The registration statement filed pursuant to any such request of any Demanding Purchaser may, subject to the provisions of Section 8.2(c) below, include Registrable Securities of the other Purchaser, and other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their Registrable Securities in any such Registration (“Other Stockholders”).

(c)           Underwriting.

(1)           If the Purchaser intends to distribute the Registrable Securities covered by its request for Registration by means of an underwriting, it shall so advise the Company in its request made pursuant to Section 8.2.

(2)           If the other Purchaser or Other Stockholders request inclusion in any such Registration, the Demanding Purchaser shall offer to include the Registrable Securities of the other Purchaser and such Other Stockholders in the underwriting but may condition such offer on their acceptance of the further applicable provisions of this Section 8.2(c).  The Demanding Purchaser and the Company shall (together with the other Purchaser and all Other Stockholders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company and acceptable to the Demanding Purchaser. Notwithstanding any other provision of this Section 8.2, if the representative of such underwriter or underwriters advise the Company and/or the Demanding Purchaser in writing that marketing factors require a limitation on the number of shares to be underwritten, the Registrable Securities held by the other Purchaser and Other Stockholders shall be excluded from such Registration to the extent so required by such limitation pro rata in accordance with the number of shares of Registrable Securities requested by such parties to be included in such Registration, by such minimum number of shares as is necessary to comply with such limitation.  No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such Registration.  If the other Purchaser or any Other Stockholder who has requested inclusion in such Registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Demanding Purchaser. If the Demanding Purchaser elects to withdraw from such Registration, the initiation of such Registration shall not count as a demand by such Purchaser for purposes hereof (including without limitation, Section 8.2(a)(2).  The Registrable Securities so withdrawn shall also be withdrawn from Registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such Registration if the representative of such underwriter or underwriters so agrees and if the number of Registrable Securities which would otherwise have been included in such Registration and underwriting will not thereby be limited.

8.3           Expenses of Registration.  All Registration expenses shall be borne by the Company.  All underwriting discounts, selling commissions, brokerage fees and transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Purchasers shall be borne by the holders of the Registrable Securities so Registered pro rata on the basis of the number of their shares of Registrable Securities so Registered.

8.4           Registration Procedures.  If and when the Company effects a Registration of Registrable Securities under the Securities Act pursuant to this Article VIII, the Company shall keep each Purchaser with shares of Registrable Securities covered by such Registration advised in writing as to the initiation of each Registration and as to the completion thereof.  At its expense, the Company shall:

(a)           prepare and file with the Commission a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and thereafter use its commercially reasonable efforts to cause such registration statement promptly to become and remain effective for a period ending on the earlier of (1) one hundred twenty (120) days, (2) the Purchaser being able to sell all of its Registrable Securities under Rule 144 (or any successor provision then in effect) under the Securities Act, or (3) the Purchaser completing the distribution described in the registration statement relating thereto; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period during which an Purchaser refrains from selling any Registrable Securities included in such Registration in accordance with provisions in Section 8.8 hereof; and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act;

(c)           furnish to each Purchaser with shares of Registrable Securities covered by such Registration such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the shares of Registrable Securities owned by such Purchaser;

(d)           use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States of America as each Purchaser with shares of Registrable Securities covered by such Registration may reasonably request; use its commercially reasonable efforts to keep each such Registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective and take any other action which may be reasonably necessary or advisable to enable each such Purchaser to consummate the disposition in such jurisdictions of the Registrable Securities being disposed of by such Purchaser, provided, however, that Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) subject itself to taxation in or consent to general service of process in any such jurisdiction, and provided, further, that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Purchaser submits any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction;

(e)           promptly notify each Purchaser with shares of Registrable Securities covered by such Registration (A) when the registration statement, any prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (or with respect to the prospectus, in light of the circumstance under which such statements were made), and, subject to Section 8.8, as promptly as reasonably practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)            during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

(g)           advise each Purchaser with shares of Registrable Securities covered by such Registration promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

8.5           Indemnification.

(a)           The Company shall indemnify and hold harmless each Purchaser, each of their officers, directors, partners and members, and each person controlling such Purchaser, with respect to each Registration which has been effected pursuant to this Article VIII, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof), to which they may become subject under the Securities Act or otherwise, insofar as such claims, losses, damages and liabilities (or actions in respect thereof) arise out of or are based on any untrue (or alleged untrue) statement of any material fact contained in any registration statement on the effective date thereof (including any prospectus, offering circular or other documents) incident to any such Registration, qualification or compliance, or arise out of or are based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and shall reimburse each Purchaser, each of their officers, directors, partners and members, and each person controlling such Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred by them in connection with investigating and defending any such claims, losses, damages, liabilities or actions; provided, that the Company shall not be liable to such Purchaser, its officers, directors, partners and members, each person controlling such Purchaser, each such underwriter and each person who controls any such underwriter in any such case to the extent that any such claims, losses, damages, liabilities or expenses arise out of or are based on any untrue statement or omission made in connection with such registration statement, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by such Purchaser or underwriter expressly for use in connection with such registration statement by such Purchaser, its officers, directors, partners and members, each person controlling such Purchaser, each such underwriter and each person who controls any such underwriter.

(b)           Each Purchaser shall, if Registrable Securities held by it are included in the securities as to which such Registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors and officers and each underwriter for the Company within the meaning of the Securities Act (if any), and each person who controls the Company or such underwriter against all claims, losses, damages and liabilities, joint or several (or actions in respect thereof), to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Securities Act or otherwise, insofar as such claims, losses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in any registration statement on the effective date thereof (including any prospectus, offering circular or other documents) made by such Purchaser, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements by such Purchaser therein not misleading, shall reimburse any legal or any other expenses reasonably incurred by the Company or any such directors, officers, controlling persons or underwriters in connection with investigating or defending any such claims, losses, damages, liabilities or actions, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such registration statement; provided, however, that the obligations of such Purchaser hereunder shall be limited to an amount equal to the net proceeds to such Purchaser of the Registrable Securities sold as contemplated herein.

(c)           Each party entitled to indemnification under this Section 8.5 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) and to the other parties hereto promptly after the receipt by such Indemnified Party of any written notice of the commencement of any claim, action, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification pursuant to this Agreement, and shall permit the Indemnifying Party to assume the defense of any such claim, action, proceeding or investigation; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim, action, proceeding or investigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such claim, action, proceeding or investigation, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VIII unless the Indemnifying Party is materially prejudiced thereby.  No Indemnifying Party, in the defense of any such claim, action, proceeding or investigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim, action, proceeding or investigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim, action, proceeding or investigation.

(d)           If the indemnification provided for in this Section 8.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, liabilities, claims, damages or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(f)            The foregoing indemnity agreement of the Company and each Purchaser is subject to the condition that, insofar as they relate to any losses, claims, liabilities or damages arising out of a statement made in or omitted from a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the “Final Prospectus”), such indemnity or contribution agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the losses, liabilities, claims or damages at or prior to the time such action is required by the Securities Act.

8.6           Information by the Purchasers.  To the extent the Registrable Securities held by an Purchaser are included in any Registration, such Purchaser shall furnish to the Company such information regarding such Purchaser and the distribution proposed by such Purchaser as the Company may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Article VIII.

8.7           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Securities to the public without Registration, at all times from and after the effective date of the registration statement for the first Registration demanded by any Purchaser under the Securities Act filed by the Company for an offering of securities of the Company to the general public, the Company agrees to:

(a)           make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           use all commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)           so long as any Purchaser owns any Registrable Securities, furnish to such Purchaser, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

8.8           Blockage Period.  If (i) there has been or there is pending a development or change in the business, affairs or prospects of the Company or any of its subsidiaries; (ii) the Company’s counsel advised the Company in writing that such development or change should be disclosed in the registration statement, the prospectus included therein, or an amendment or supplement thereto in order to ensure that the registration statement and such prospectus, as amended or supplemented, will not contain any misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (or with respect to the prospectus, in light of the circumstance under which such statements were made); and (iii) in the good faith judgment of the officers or directors of the Company, disclosure of such development or change would either (x) have an adverse effect on the business or operations of the Company or (y) if the disclosure otherwise relates to a material financing or acquisition of assets which has not yet been disclosed and such disclosure would have an adverse effect on the likelihood of consummating such transaction, then the Company may deliver written notification to the Purchasers that Registrable Securities may not be sold pursuant to the registration statement (a “Blockage Notice”).  The Company shall have no obligation to include in any such notice any reference to or description of the facts based upon which the Company is delivering such notice.  The Company shall delay during such Blockage Period the filing or effectiveness of any registration statement required pursuant this Agreement.  No Purchaser shall sell any Registrable Securities pursuant to the registration statement for the period (the “Blockage Period”) beginning on the date such Blockage Notice was received by such Purchaser and ending on the date on which the Company notifies the Purchasers that the Blockage Period has ended, which Blockage Period shall not exceed an aggregate of ninety (90) days in any calendar year, provided, that such Blockage Period shall be extended for any period, not to exceed forty-five (45) days in any calendar year, during which the Commission is reviewing any proposed amendment to the registration (and the Company agrees promptly to notify the Purchasers if the circumstances giving rise to such Blockage Period no longer apply).  The Company shall promptly prepare and file any amendment or supplement to the registration statement or the prospectus included therein necessary so that at the conclusion of the Blockage Period, the registration statement and the prospectus included therein do not contain any misstatements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (or with respect to the prospectus, in light of the circumstance under which such statements were made) and notify the Purchasers of such amendment or supplement and of the conclusion of the Blockage Period.

8.9           Termination.  The provisions of this Article VIII shall terminate as to a particular Purchaser at such time as such Purchaser has sold all of his or its Registrable Securities in a Registration pursuant to the Securities Act or pursuant to Rule 144.   Section 8.5 shall survive any termination of this Article VIII or the Agreement.

ARTICLE IX
MISCELLANEOUS

9.1           Trading Activities.  Each Purchaser covenants that neither it, its Affiliates nor any person acting on the behalf of or pursuant to any understanding with it or its Affiliates will engage in any transactions in the securities of the Company prior to the time that the transactions contemplated by this Agreement are publicly disclosed and for the ten (10) trading days following the Closing Date.  Each Purchaser agrees that it, its Affiliates or any person acting on the behalf of or pursuant to any understanding with Purchaser or its Affiliates will not directly or indirectly engage in any hedging or short sales (whether or not against the box) in the securities of the Company prior to Closing.

9.2           Termination.  This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of the Company and each Purchaser; and (b) by any Purchaser or the Company if the Closing has not occurred by the close of business on that date which is 45 days after the date of this Agreement.  In the event of termination of this Agreement as provided in Section 9.2, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 8.5 or this Article IX and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination.

9.3           Fees, Expenses and Issue Taxes.  The Company and each of the Purchasers shall each pay their own fees and expenses incurred on their behalf with respect to the transactions contemplated herein.

9.4           Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements of each of the Purchasers and the Company in this Agreement shall not survive the Closing.  Notwithstanding the foregoing, the agreements contained in Section 8.5 and this Article IX shall survive the Closing indefinitely.  In no event shall any Purchaser have any recourse against the present or former directors, officers or stockholders of the Company or any of its

Affiliates with respect to any representation, warranty or agreement made by the Company in this Agreement, except in the case of fraud, in which case such Purchaser’s rights shall be governed by applicable laws.

9.5           Confidentiality.  The Company and the Purchasers each agrees to, and shall cause their respective Affiliates and its and their officers, directors, employees, agents, representatives, accountants, and counsel to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of law, this Agreement and the contemplated transactions, all non-public information (i) furnished by the Company or the Purchasers or their respective Affiliates in connection with the contemplated transactions and (ii) relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Company’s business, the Company and its Subsidiaries, or each of the Purchasers and their respective Affiliates.

9.6           Public Announcements.  No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

9.7           Further Assurances.  The parties hereto shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each other party to carry out the provisions and purposes of this Agreement.

9.8           Assignment; Parties in Interests.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void).  Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

9.9           Entire Agreement.  This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

9.10         Notices.  All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by facsimile with confirmation thereof, (c) sent by nationally recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

if to the Company:

HSW International, Inc.

One Capital City Plaza

3350 Peachtree Road, Suite 1500
Atlanta, GA 30326
Attention: General Counsel

Facsimile:  (404) 974-2711

with a copy (which shall not constitute Notice) to:

Donald R. Reynolds

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Facsimile:  (919) 781-4865

if to the Purchasers:

to the address specified on the signature page executed by each such Purchaser,

with such additional copies as set forth on such signature page;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by facsimile), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

9.11         Amendments, Modifications and Waivers.  The terms and provisions of this Agreement may not be modified or amended, except pursuant to a written instrument executed by the Company and the Purchasers.

9.12         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK.  THE PARTIES HERETO HEREBY (A) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK FOR THE PURPOSE OF ANY ACTION

ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION IS IMPROPER, OR THAT THIS AGREEMENT OR THE TRANSACTION MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

9.13         Severability.  If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.14         Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Company:

HSW International, Inc.

By:	/s/ Henry N. Adorno
Name:	Henry N. Adorno
Title:	Vice Chairman

[Signatures continued on following page]

Purchaser:

Eastern Advisors Fund LP

By:	/s/ Jerry Koljenovic
Name:	Jerry Koljenovic
Title:	Chief Financial Officer

Such Purchaser is a (please indicate as applicable):

☒ “Qualified Institutional Buyer” as defined in Rule 144A promulgated under the Securities Act

☐ “accredited investor” as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act

Principal Address:

101 Park Avenue, 33rd Floor
New York, NY 10178

Address for Notice:

101 Park Avenue, 33rd Floor
New York, NY 10178

Purchaser:

Eastern Advisors Offshore Fund Ltd

By:	/s/ Jerry Koljenovic
Name:	Jerry Koljenovic
Title:	Chief Financial Officer

Such Purchaser is a (please indicate as applicable):

☒ “Qualified Institutional Buyer” as defined in Rule 144A promulgated under the Securities Act

☐ “accredited investor” as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act

Principal Address:

P.O. Box 1043 GT
69 Dr. Roy’s Drive
Grand Cayman, Cayman Island, BWI

Address for Notice:

101 Park Avenue, 33rd Floor
New York, NY 10178

SCHEDULE I

PURCHASERS

Purchasers	Number of Shares	Aggregate Purchase Price

Eastern Advisors Fund LP	3,750,000	$13,800,000

Eastern Advisors Offshore Fund Ltd.	1,250,000	$4,600,000

Total	5,000,000	$18,400,000